UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

March 28, 2008

US Airways Group, Inc.
(Commission file number: 1-8444)
(Exact Name of Registrant as specified in its charter)
Delaware	54-1194634
(State of Incorporation of the registrant)	(I.R.S. Employer Identification No.)

111 West Rio Salado Parkway, Tempe, Arizona 85281
(Address of principal executive offices)
(480) 693-0800
(Registrant's telephone number, including area code)

US Airways, Inc.
(Commission file number: 1-8442)
(Exact Name of Registrant as specified in its charter)
Delaware	53-0218143
(State of Incorporation of the registrant)	(I.R.S. Employer Identification No.)

111 West Rio Salado Parkway, Tempe, Arizona 85281
(Address of principal executive offices)
(480) 693-0800
(Registrant's telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of Incentive Compensation Plan Targets for 2008

Executives and other key management employees of US Airways Group, Inc. and its subsidiaries (collectively the "Company"), are eligible to participate in an annual incentive program administered under the Incentive Compensation Plan of US Airways Group, Inc. (the "Incentive Compensation Plan"). By March 31st of each year, the Compensation and Human Resources Committee (the "Committee") of the Board of Directors of the Company must establish the performance targets that will be used to determine incentive awards for the year. The Committee also establishes target incentive award amounts as a percentage of base salary for each participant. If the performance targets are met at the maximum level, the Committee may approve payouts at 200% of the target award amounts. The Committee may also adjust each individual's payment amount in its discretion based on individual performance. However, any such adjustment may not result in an individual's payment exceeding 200% of the target award. After Committee approval, the incentive awards are paid as lump-sum cash distributions as soon as practicable after the end of the plan year. Our "named executive officers," currently consisting of W. Douglas Parker, J. Scott Kirby, Derek J. Kerr, Elise R. Eberwein and C.A. Howlett, are eligible to participate in the Incentive Compensation Plan. Our Chief Operating Officer Robert Isom, who became an officer of the Company in September 2007, also participates in this program, as do other executives of the Company.

On March 28, 2008, the Committee established (1) corporate financial performance targets based on designated minimum levels of pre-tax income for fiscal year 2008, (2) operational performance targets based on (a) a peer-group comparison of on-time flight performance and (b) baggage handling improvements from 2007 and (3) bonus pool amounts, based on the extent to which the corporate financial performance targets and the operational performance targets are met, for determining the total amount to be allocated among participants under the Incentive Compensation Plan for 2008. The Committee established 2008 target incentive awards as 100% of base salary for our Chief Executive Officer, 80% of base salary for our President, 80% of base salary for our Executive Vice Presidents and 60% of base salary for our Senior Vice Presidents.

If one or more of the performance targets are met, the Committee will determine an incentive award amount for each individual based on the individual's target incentive award amount, the level of achievement of the performance targets, the total bonus pool amount available and individual performance. The awards are weighted 50% to the corporate financial performance targets and 50% to the operational performance targets. The operational performance targets are weighted 67% to peer-group on-time flight performance and 33% to baggage handling improvements from 2007. If the corporate financial performance targets are not met, the potential award automatically will be reduced by 50%. If the peer-group on-time flight performance is not met, the potential award amount automatically will be reduced by 33.5%. If the baggage handling improvements from 2007 are not met, the potential award amount automatically will be reduced by 16.5%. If the corporate financial performance targets and both of the operational performance targets are not met, then no awards will be paid. In no event will the aggregate amount of awards paid out to the participants exceed the established bonus pool. The Committee has also reserved the right to decrease the awards or to make no payment of an award in its discretion, regardless of the attainment of the corporate financial targets.

Establishment of 2008 Long Term Incentive Program

On March 28, 2008, the Committee established the 2008 Long Term Incentive Program, which sets forth the terms and conditions for performance cash awards to be paid to our officers, including our named executive officers, under the US Airways Group, Inc. 2005 Equity Incentive Plan. Awards under the program are calculated based on our total stockholder return ("TSR") over a three-year performance cycle beginning January 1, 2008 and ending December 31, 2010, relative to the TSRs of a pre-defined competitive peer group for the same period. Cash awards would be paid out as a percentage of base salary based on our relative TSR rank, provided that a threshold level is reached.

For determining the cash awards under the program, the Committee adopted a peer group consisting of the following companies: AirTran Holdings, Inc., Alaska Air Group, Inc., AMR Corporation (the parent company of American Airlines), Continental Airlines, Inc., Delta Air Lines, Inc., Frontier Airlines Holdings, Inc., Hawaiian Holdings, Inc. (the parent company of Hawaiian Airlines), JetBlue Airways Corporation, Northwest Airlines Corporation, Southwest Airlines Co. and UAL Corporation (the parent company of United Air Lines). In addition, the Committee approved the following award pay-out schedule for the 2008-2010 performance cycle:

Company TSR Relative Rank	Payout as a % of Base Salary

	SVP	EVP	President	CEO
1-2 of 12	140%	175%	200%	200%	(Maximum)
3 of 12	122.5	156.25%	178.75%	181.25%
4 of 12	105%	137.5%	157.50%	162.50%
5 of 12	87.5%	118.75%	136.25%	143.75%
6 of 12	70%	100%	115%	125%	(Target)
7 of 12	50%	71.5%	82%	89.50%
8 of 12	30%	43%	49%	54%	(Threshold)
9-12 of 12	0%	0%	0%	0%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.
US Airways Group, Inc. (REGISTRANT)
Date: April 3, 2008	By: /s/ Janet Dhillon Janet Dhillon Senior Vice President and General Counsel
US Airways, Inc. (REGISTRANT)
Date: April 3, 2008	By: /s/ Janet Dhillon Janet Dhillon Senior Vice President and General Counsel